Exhibit 21.1

SUBSIDIARIES OF WESCO INTERNATIONAL, INC.

Company Name	Jurisdiction of Incorporation
1502218 Alberta Ltd.	Alberta
Abington Holdings Limited	Ontario
Accu-Tech Corporation	Georgia
Allnet Technologies Pty Ltd.	Australia
Anixter Inc.	Delaware
Anixter Argentina S.A.	Argentina
Anixter Asia Holdings Limited	Hong Kong
Anixter Australia Pty Ltd	Australia
Anixter Austria GmbH	Austria
Anixter (Barbados) SRL	Barbados
Anixter Belgium BV	Belgium
Anixter Canada Inc.	Canada
Anixter Czech a.s.	Czech Republic
Anixter Chile S.A.	Chile
Anixter (CIS) LLC	Russia
Anixter Colombia S.A.S.	Colombia
Anixter Communications (Malaysia) Sdn Bhd	Malaysia
Anixter Communications (Shanghai) Co., Ltd.	China
Anixter Costa Rica S.A.	Costa Rica
Anixter Danmark A/S	Denmark
Anixter de Mexico, S.A. de C.V.	Mexico
Anixter Deutschland GmbH	Germany
Anixter do Brasil Ltda.	Brazil
Anixter Distribuidor de Soluciones Empresariales E Industriales S.A.	Uruguay
Wesco Anixter Ireland Limited	Ireland
Anixter Dominicana, SRL	Dominican Republic
Anixter Egypt LLC	Egypt
Anixter Ellas Systhmata Network Etaipia Pepiwpismenhs Eyqynhs	Greece
Anixter España S.L.	Spain
Anixter Eurotwo Holdings BV	Netherlands
Anixter Fasteners Deutschland GmbH	Germany
Anixter Financial Inc.	Delaware
Anixter France SARL	France
Anixter Guatemala y Compañia LTDA.	Guatemala
Anixter Holdings, LLC	Delaware
Anixter Holdings Mexico LLC	Delaware
Anixter Hong Kong Limited	Hong Kong
Anixter Magyarország Elektronikus Hálózati Rendszer Kereskedelmi és Szolgáltató Kft	Hungary
Anixter India Private Limited	India
Anixter Information Systems LLC	Illinois
Anixter Italia S.r.l.	Italy
Anixter Jamaica Limited	Jamaica
Anixter Japan KK	Japan
Anixter Jorvex SAC	Peru
Wesco Anixter UK Limited	United Kingdom

Company Name	Jurisdiction of Incorporation
Anixter Iletisim Sistemleri Pazarlama ve Ticaret A.S.	Turkey
Anixter Logistica do Brasil LTDA	Brazil
Anixter Logistica y Servicios S.A. de C.V.	Mexico
Anixter Mid Holdings B.V.	Netherlands
Anixter Middle East FZE	United Arab Emirates
Anixter Morocco Sarl AU	Morocco
Anixter Nederland B.V.	Netherlands
Anixter New Zealand Limited	New Zealand
Anixter Norge A.N.S.	Norway
Anixter Panama, S.A.	Panama
Anixter Pension Trustees Limited	United Kingdom
Anixter Pension Scheme Trustees Limited	United Kingdom
Anixter Peru S.A.C.	Peru
Anixter Philippines Inc.	Delaware
Anixter Poland Sp.z.o.o.	Poland
Anixter Portugal S.A.	Portugal
Anixter Power Solutions Canada Inc.	Ontario
Anixter Power Solutions Inc.	Michigan
Anixter Procurement Corporation	Illinois
Wesco Anixter Puerto Rico, Inc.	Delaware
Anixter Real-Estate LLC	Illinois
Anixter Saudi Arabia Limited	Saudi Arabia
Anixter Singapore Pte Ltd	Singapore
Anixter Slovakia s.r.o.	Slovak Republic
Anixter Sub Holdings BV	Netherlands
Anixter Sverige AB	Sweden
Anixter (Switzerland) Sàrl	Switzerland
Anixter Thailand Inc.	Delaware
Anixter (U.K.) Limited	United Kingdom
Anixter U.S. LLC	Delaware
Anixter Wesco General Trading LLC	United Arab Emirates
Ascent, LLC	Missouri
Ascent MCC Holdings Ltd.	British Colombia
Atlanta Electrical Distributors, LLC	Delaware
Atlas Gentech (NZ) Ltd	New Zealand
Auream Arbor SAS	Argentina
AXE Distribution Solutions Trinidad Limited	Trinidad
B.E.L. Corporation	Delaware
Calvert Wire & Cable Corporation	Delaware
Carlton-Bates Company	Arkansas
Carlton-Bates Company de Mexico, S.A. de C.V.	Mexico
CDW Holdco, LLC	Delaware
Central Security Distribution Pty Ltd	Australia
Communications Supply Corporation	Connecticut
Computer Maintenance Agency	India
Conney Safety Products, LLC	Delaware
Distribuidora Materiales Electricos E-Supply Limitada	Chile

Company Name	Jurisdiction of Incorporation
EECOL Electric Corp.	Alberta
EECOL Electric Peru S.A.C.	Peru
EECOL Industrial Electric Limitada	Chile
EECOL Industrial Electric (SudAmerica) Limitada	Chile
EECOL Power S.A.	Chile
EECOL Properties Corp	Alberta
Enconnex B.V.	Netherlands
Enconnex LLC	Nevada
Hazmasters, Inc.	Ontario
Herpin Communication Engineering Co. Ltd.	Taiwan
Hi-Line Utility Supply Company, LLC	Illinois
Hill Country Electric Supply, L.P.	Texas
HMH Pension Trustees Limited	United Kingdom
iConnect Systems Pty Limited	Australia
Independent Electric Supply Inc.	Ontario
Index Technologies Limited	Hong Kong
Inner Range Pty Ltd	Australia
Itel Container Ventures Inc.	Delaware
Itel Rail Holdings Corporation	Delaware
M&M Power Products LP	California
PiTek Pty Ltd	Australia
Pro Canadian Holdings I, ULC	Nova Scotia
PT Anixter Indonesia	Indonesia
PT Rahi Systems Indonesia	Indonesia
Rahi Global Technologies, Inc.	Philippines
Rahi Holdings B.V.	Netherlands
Rahi IT Infrastructure LLC	United Arab Emirates
Rahi Systems Australia Pty Ltd	Australia
Rahi Systems Canada Inc.	Canada
Rahi Systems Europe B.V.	Netherlands
Rahi Systems GmbH	Germany
Rahi Systems Holdings US, Inc.	Delaware
Rahi Systems Inc.	California
Rahi Systems Inc.	Philippines
Rahi Systems Japan LLC	Japan
Rahi Systems Korea Inc.	South Korea
Rahi Systems Limited	United Kingdom
Rahi Systems Limited	Hong Kong
Rahi Systems NZ Limited	New Zealand
Rahi Systems México, S.A. de C.V.	Mexico
Rahi Systems Pte. Ltd.	Singapore
Rahi Systems Pvt Limited	India
Rahi Systems SASU	France
Rahi Systems Sdn Bhd	Malaysia
Rahi Systems SADC (Pty) Ltd	South Africa
Rahi Systems (Thailand) Co., Ltd.	Thailand
Rahi Systems Vietnam Company Limited	Vietnam

Company Name	Jurisdiction of Incorporation
Rahi Technologies Limited	Ireland
SASK Alta Holdings S.A.	Chile
Serro, LLC	California
Services Voice, Video and Data Distribution de Mexico, S. de R.L. de C.V.	Mexico
Servicios Anixter, S.A. de C.V.	Mexico
Signal Capital Corporation	Delaware
Stone Eagle Electrical Supply GP Inc.	Alberta
Stone Eagle Electrical Supply Limited Partnership	Alberta
Storeroom Logix, LLC	Delaware
Thresher Communications & Productivity, Inc.	California
TVC Communications, L.L.C.	Delaware
TVC Espana Distribucion y Venta De Equipos, S.L.	Spain
TVC International Holding, L.L.C.	Delaware
TVC UK Holdings Limited	United Kingdom
Voice, Video and Data Distribution de Mexico, S. de R.L. de C.V.	Mexico
WDC Holding Inc.	Delaware
WDCH US LP	Delaware
WDI - Angola, LDA	Angola
Wesco Anixter USVI, LLC	Delaware
WDINESCO B.V.	Netherlands
WEAS Company, S. de R.L. de C.V.	Mexico
WESCO – Anixter Israel Ltd	Israel
WESCO (Suzhou) Trading Co., Ltd.	China
Wesco Anixter Panama Free Zone S de RL	Panama
WESCO Australia Pty Ltd	Australia
Wesco Canada Acquisition Holdco Ltd	Canada
Wesco Canada Acquisition I Limited	Canada
WESCO Canada GP Inc.	Ontario
WESCO DC Holding I LP	Ontario
WESCO DC Holding II LP	Ontario
WESCO DC Holding III LP	Ontario
WESCO DC Holding IV LP	Ontario
Wesco Digital Solutions (Ireland) Limited	Ireland
WESCO Distribution Canada Co.	Nova Scotia
WESCO Distribution Canada LP	Ontario
WESCO Distribution de Mexico, Srl	Mexico
WESCO Distribution HK Limited	Hong Kong
WESCO Distribution II ULC	Nova Scotia
WESCO Distribution III ULC	Nova Scotia
WESCO Distribution, Inc.	Delaware
WESCO Distribution-International, Ltd.	United Kingdom
WESCO DISTRIBUTION - INTERNATIONAL LIMITED - organizační složka	Czech Republic
WESCO Distribution NL B.V.	Netherlands
WESCO Distribution Pte Ltd.	Singapore
WESCO Enterprises, Inc.	Delaware
WESCO Equity Corporation	Delaware
WESCO Nevada, Ltd.	Nevada

Company Name	Jurisdiction of Incorporation
WESCO Netherlands B.V.	Netherlands
WESCO Nigeria, Inc.	Delaware
WESCO Real Estate I, LLC	Delaware
WESCO Real Estate II, LLC	Delaware
WESCO Real Estate III, LLC	Delaware
WESCO Real Estate IV, LLC	Delaware
WESCO Receivables Corp.	Delaware
WESCO Services, LLC	Delaware
WESCO TLD Holdings Co., Ltd.	Thailand
WND Nigeria Limited	Nigeria
XpressConnect Distribución Limitada	Chile
XpressConnect Supply Canada, Ltd.	Canada
XpressConnect Holdings BV	Netherlands
XpressConnect International BV	Netherlands
XpressConnect Supply BV	Belgium
XpressConnect Supply do Brasil Ltda	Brazil
XpressConnect Supply Colombia S.A.S.	Colombia
Xpress Connect Supply Hong Kong Limited	Hong Kong
XpressConnect Supply, LLC	Delaware
XpressConnect Supply Mexico S.A. de C.V.	Mexico